EXHIBIT 33.2

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ME Portfolio Management Limited
ABN 79 005 964 134
Level 16, 360 Collins Street
Melbourne Vic 3000
Telephone 03 9605 6000
Facsimile 03 9605 6200
www.membersequitybank.com.au
GPO Box 1345
Melbourne Vic 3001

REPORT ON ASSESSMENT OF COMPLIANCE WITH REGULATION AB SERVICING CRITERIA

ME Portfolio Management Limited (the "Asserting Party") is responsible for assessing compliance as of June 30, 2007 and for the period from October 11, 2006 (the date of issuance of the SMHL Global Fund No. 9 transaction subject to the requirements of Regulation AB) to June 30, 2007 (the "Reporting Period") with the servicing criteria set forth in Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), except for criteria 229.1122(d)(1)(iv), 229.1122(d)(2)(i), 229.1122(d)(2)(vi), 229.1122(d)(4)(iv)-(v), 229.1122(d)(4)(vii)-(viii) and 229.1122(d)(4)(x)-(xiii) in the CFR, which have not been determined pursuant to the transaction documents to be, and the Asserting Party has concluded are not, servicing criteria that the Asserting Party performs, or in which the Asserting Party participates, in relation to the asset-backed securities transactions covered by this report (the "Applicable Servicing Criteria"). The transactions covered by this report include asset-backed securities transactions for which the Asserting Party served as servicer that are backed by the same asset type backing the class of asset-backed securities of SMHL Global Fund No. 9 (including the SMHL Global Fund No. 9 and the SMHL Global Fund 2007-1 asset-backed securities transactions), that were completed on or after January 1, 2006 and that were registered with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933 (the "Platform").

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria as of June 30, 2007 and for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria with respect to the Platform taken as a whole.

Deloitte Touche Tohmatsu, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of June 30, 2007 and for the Reporting Period as set forth in this assessment.

ME PORTFOLIO MANAGEMENT LIMITED
Date: September 28, 2007
	By:	/s/ Paul Garvey
Name: Paul Garvey Title: Manager - Financial Markets